                                                                     EXHIBIT 4.3

      THIS WARRANT AND SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT).

                                WARRANT AGREEMENT

        To Purchase Shares of the Series A Convertible Preferred Stock of

                 PRAECIS PHARMACEUTICALS INCORPORATED (formerly
                         Pharmaceutical Peptides, Inc.)

                Dated as of March 29, 1995 (the "Effective Date")
              Re-Issued as of August 12, 1998 (the "Re-Issue Date")

      WHEREAS, PRAECIS PHARMACEUTICALS INCORPORATED (formerly known as Pharmaceutical Peptides, Inc.), a Delaware corporation (the "Company'), entered into a Warrant Agreement dated as of March 29, 1995 (the "Original Warrant Agreement") with Comdisco, Inc. (the "Original Warrantholder"), whereby the Company granted the Original Warrantholder the right to purchase 14,925 shares of the Company's Series A Convertible Preferred Stock; and

      WHEREAS, pursuant to and in accordance with the Original Warrant Agreement, the Original Warrantholder has transferred to Gregory Stento (the "Warrantholder"), effective as of August 12, 1998, the Original Warrantholder's rights under the Original Warrant Agreement with respect to the purchase of 1,703 shares of the Company's Series A Convertible Preferred Stock (the "Warrant Transfer"); and

      WHEREAS, the Company and the Warrantholder acknowledge the Warrant Transfer and, accordingly, are entering into this Warrant Agreement to reflect the Warrant Transfer and the Warrantholder's right to purchase 1,703 shares of Series A Convertible Preferred Stock as set forth herein;

      NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.    GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

      The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 1,703 fully paid and non-assessable shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share ("Preferred Stock") at a purchase price of $10.085 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2.    TERM OF THE WARRANT AGREEMENT.

      Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period commencing on the Effective Date and ending on the later of (i) the date ten (10) years after the Effective Date, or (ii) the date two (2) years from the effective date of the Company's initial public offering.

      In the event the Company converts all of its shares of Preferred Stock into Common Stock (the "Preferred Conversion" pursuant to Section (4)(f) of Article Fifth of the Company's Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 30, 1998 (hereinafter the "Certificate"), then notwithstanding any other provision hereof this Warrant to purchase shares of Preferred Stock shall automatically convert to a Warrant to purchase a number of shares of Common Stock of the Company, par value $.01 per share ("Common Stock") equal to the number of shares of Common Stock into which the number of shares of Preferred Stock for which this Warrant was exercisable as of immediately prior to the Preferred Conversion was convertible as of such time, and from and after such conversion of this Warrant the Exercise Price per share of Common Stock shall equal the Conversion Price (as defined in the Certificate) for the Preferred Stock, and the number and purchase price of such shares of Common Stock shall be subject to adjustment in accordance with Section 8 herein. In the event of such conversion, all references to "Preferred" Stock herein shall be deemed to be references to "Common" Stock.

3.    EXERCISE OF THE PURCHASE RIGHTS.

      The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the Acknowledgment of Exercise in the form attached hereto as Exhibit II indicating the number of shares which remain subject to future purchases, if any. In the event of an initial public offering, and if specifically requested by the Underwriter(s), Warrantholder will agree to lockup provisions equivalent to but not to exceed those required of the other preferred shareholders.

      The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

            X = Y(A-B)
                ------
                   A

Where:      X = the number of shares of Preferred Stock to be issued to the
                Warrantholder.

            Y = the number of shares of Preferred Stock as to which the
                Warrants are being exercised under this Warrant Agreement.

            A = the fair market value of one (1) share of Common Stock.

            B = the Exercise Price.

      As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

      (i) if the exercise is in connection with an initial public offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission (the "SEC"), then the initial "Price to Public" specified in the final prospectus with respect to the offering;

      (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

            (a) if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a twenty-one
            (21) day period ending three days before the day the current fair market value of the securities is being determined; or

            (b) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one
            (21) day period ending three days before the day the current fair market value of the securities is being determined;

      (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

      Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.    RESERVATION OF SHARES.

      (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

      (b) Registration or Listing. If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the 1933 Act, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.    NO FRACTIONAL SHARE OR SCRIP.

      No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.    NO RIGHTS AS SHAREHOLDER.

      This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.    WARRANTHOLDER REGISTRY.

      The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.    ADJUSTMENT RIGHTS.

      The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

      (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization reclassifying or otherwise altering shares of Preferred Stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

      (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

      (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

      (d) Stock Dividends. If the Company at any time shall issue any shares of Preferred Stock by means of a dividend or other distribution on the Preferred Stock (except any distribution specifically provided for in the foregoing subsections (a) or (b)), then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number shares of Preferred Stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (e) Antidilution Rights. A true and correct copy of the Certificate, as amended through the Re-Issue Date, is attached hereto as Annex A. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Certificate.

      (f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its Preferred Stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up). In the case of a public offering, the Company shall give Warrantholder at least twenty (20) days written notice prior to the effective date thereof.

      Each such written notice shall set forth, in reasonable detail, (i) the event requiring an adjustment (if any adjustment is required), (ii) the amount of the adjustment (if any adjustment is required), (iii) the method by which such adjustment was calculated (if any adjustment is required), (iv) the Exercise Price after giving effect to such adjustment (if any adjustment is required), and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment (if any adjustment is required), and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

      (g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been (or, in the case of Preferred Stock issuable pursuant to Section 8(e), will be) duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter, as heretofore amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

      (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act if such Regulation is being relied upon, which filing will be effective by the time required thereby.

      (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition as of the Effective Date:

      (i) The authorized capital of the Company consists of (A) 3,000,000 shares of Common Stock, of which 417,044 shares are issued and outstanding, and the Company has commitments to issue an additional 3,472 shares and (B) 2,000,000 shares of Preferred Stock, of which 1,104,866 shares are issued and outstanding and are currently convertible into 1,104,866 shares of Common Stock at $10.085 per share.

      (ii) The Company has reserved (A) 450,000 shares of Common Stock for issuance under its 1995 Stock Plan, under which 389,206 options are outstanding at an average price of $1.00 per share. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

      (iii) Except as set forth in Section 5 of the Company's Amended Certificate of Designation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock pursuant to the Company's Certificate of Incorporation.

      (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

      (f) Commitments to Register Securities. As of the Effective Date, except as set forth in the Stockholders Agreement dated as of December 23, 1993, and supplemented by Supplement Number 1, dated as of March 1, 1994, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

      (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof and assuming no circumstances at the time of the exercise of this Warrant which would render unavailable the exemption referred to in clause (i) of this subparagraph (g), the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the Illinois Securities Law, in reliance upon Section 4. c. thereof, and of the Massachusetts Uniform Securities Act, in reliance upon Section 402(b)(8).

      (h) Compliance with Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or a registration statement pursuant to the requirements of the 1933 Act, at the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the SEC, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the

Company's compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

10.   REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDERS.

      This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

      (a) Investment Purpose. The right to acquire Preferred Stock represented by this Warrant Agreement and the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption from the registration requirements of Section 5 of the 1933 Act.

      (b) Private Issue. The Warrantholder understands (i) that the issuance of this Warrant and the Preferred Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuances are or will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10. In addition, the Warrantholder consents to the placement of a legend on any certificate or other document evidencing this Warrant, the Preferred Stock issuable upon exercise of this Warrant or any Common Stock issuable upon conversion of the Preferred Stock, such legend stating that such securities have not been registered under the 1933 Act or under any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein, until such time as such restrictions are not longer applicable.

      (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

      (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

      (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights as the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

11.   TRANSFERS.

      Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed a total of three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

12.   MISCELLANEOUS.

      (a) Effective Date. The provisions of this Warrant Agreement (except for references to instruments dated after the Effective Date) shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company as of the Effective Date. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

      (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

      (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

      (d) Counterparts. This Warrant Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

      (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 49 Tanglewood Road, Wellesley, Massachusetts 02481, attention: Gregory Stento, and
(ii) to the Company at 1 Hampshire Street, Cambridge, Massachusetts 02139-1572, attention: President (and/or if by facsimile, (617) 494-8414 or at such other address as any such party may subsequently designate by written notice to the other party.

      (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where a party will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose, on the grounds that on adequate remedy at law exists, an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

      (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

      (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

      (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

      (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the Company's authorization of the execution, delivery, and performance by the Company of the Warrant Agreement. The Company shall also supply such other documents as may be reasonably necessary to confirm the Company's compliance with its obligation hereunder (subject to reasonable confidentiality restrictions) as the Warrantholder may from time to time reasonably request.

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                          Company: PRAECIS PHARMACEUTICALS
                                                   INCORPORATED

                                          By: /s/Malcolm L. Gefter
                                              ----------------------------------

                                          Title: Chairman of the Board
                                                 -------------------------------


                                          Warrantholder: Gregory Stento

                                          By: /s/Gregory Stento
                                              ----------------------------------
                                          Title:
                                                --------------------------------


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

                                    EXHIBIT I

                               NOTICE OF EXERCISE

To:____________________________

(1) The undersigned Warrantholder hereby elects to purchase ____________ shares of the [Series A Convertible Preferred Stock] [Common Stock, if the Warrant has been converted pursuant to Section 2 of the Warrant Agreement referred to below] of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company"), pursuant to the terms of the Warrant Agreement entered into as of August 12, 1998 between the Com pany and the undersigned, as transferee of the rights of Comdisco, Inc. ("Comdisco"), with respect to the purchase of up to 1,703 of the Company's Series A Convertible Preferred Stock, originally granted to Comdisco pursuant to the terms of the Warrant Agreement originally dated as of the 29th day of March, 1995, reissued as of August 12, 1998 (the "Warrant Agreement"), between the Company and Gregory Stento, and tenders herewith payment of the purchase price for such shares in full, together with all applica ble transfer taxes, if any.

(2) In exercising its rights to purchase the [Seris A Convertible Preferred Stock] [Common Stock] of the Company, the undersigned hereby confirms and acknowledges the invest ment representations and warranties made in
      Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of [Series A Convertible Preferred Stock] [Common Stock] in the name of the undersigned or in such other name as is specified below.

-----------------------------
(Name)

-----------------------------
(Address)


Warrantholder: GREGORY STENTO

By:__________________________

Title:_______________________

Date:________________________


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

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE

      The undersigned _____________________, hereby acknowledges receipt of the "Notice of Exercise" from Gregory Stento, to purchase _________________ shares of the [Series A Convertible Preferred Stock] [Common Stock] of PRAECIS PHARMACEUTICALS INCORPORATED pursuant to the terms of the Warrant Agreement, and further acknowledges that_________ shares remain subject to purchase under the terms of the Warrant Agreement.

                                          Company: PRAECIS PHARMACEUTICALS
                                                   INCORPORATED

                                          By:___________________________________

                                          Title:________________________________

                                          Date:_________________________________


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

                                   EXHIBIT III

                                 TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

      FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

--------------------------------------------------------------------------------
                                 (Please Print)

whose address is _______________________________________________________________

________________________________________________________________________________

                                    Dated_______________________________________

                                    Holder's Signature__________________________

                                    Holder's Address____________________________

________________________________________________________________________________

Signature Guaranteed:___________________________________________________________

        NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.


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